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As filed with the Securities and Exchange Commission on January 22, 2018

Registration No. 333-218118

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INSMED INCORPORATED
(Exact name of Registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1972729 (I.R.S. Employer Identification Number)

10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William H. Lewis
Chief Executive Officer
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christine Pellizzari, Esq. General Counsel and Corporate Secretary 10 Finderne Avenue, Building 10 Bridgewater, New Jersey 08807 (908) 977-9900	Michael J. Riella Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, DC 20001 (202) 662-6000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☒

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Per Price Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	(1)	(1)	(1)	(2)

Debt Securities	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number or amount of securities is being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a pay as you go basis in accordance with Rule 456(b) of the Securities Act.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 relates to the Shelf Registration Statement on Form S-3 (Registration No. 333-218118) (the "Registration Statement") which was filed by Insmed Incorporated with the Securities and Exchange Commission and became automatically effective on May 19, 2017. This Post-Effective Amendment No. 1 is being filed to (i) add debt securities and securities to be sold by selling securityholders to the Registration Statement pursuant to Rule 413(b) of the Securities Act of 1933, as amended, (ii) accordingly amend and restate the base prospectus included in Part I of the Registration Statement, change the date on the cover page of the base prospectus to correspond to the date of this Post-Effective Amendment No. 1 and update as appropriate the information contained in such base prospectus and (iii) file or incorporate by reference additional exhibits to the Registration Statement.

        This Post-Effective Amendment No. 1 will become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

Common Stock
Debt Securities

        We may from time to time offer to sell the securities identified above in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of selling securityholders to be named in a prospectus supplement. This prospectus describes some of the general terms that may apply to an offering of our securities. Each time we or any selling securityholders sell securities pursuant to this prospectus, the specific terms and any other information relating to a specific offering and, if applicable, the selling securityholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a prospectus supplement or in one or more documents incorporated by reference in this prospectus. The amendment, supplement or incorporated document(s), as applicable, may also add to, update or change information contained in this prospectus.

        Our securities may be offered and sold in the same offering or in separate offerings to or through one or more underwriters, dealers, and agents, directly to purchasers, or through a combination of these methods. The names and compensation of any underwriter, dealer or agent involved in the sale of our securities will be described in the applicable prospectus supplement. See "Plan of Distribution" on page 16 of this prospectus for additional information.

        You should read this prospectus, any applicable prospectus supplement and any incorporated documents carefully before you invest in our securities. This prospectus is not an offer to sell our securities, and it is not soliciting an offer to buy our securities, in any state or other jurisdiction where the offer or sale is not permitted.

        Our common stock is listed on The Nasdaq Global Select Market under the symbol "INSM." On January 19, 2018, the last reported sale price for our common stock was $29.28. You are encouraged to obtain current market prices for shares of our common stock.

        Our principal executive offices are located at 10 Finderne Avenue, Building 10, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900.

        Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading "Risk Factors" on page 1 of this prospectus.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process as a "well-known seasoned issuer," as defined in Rule 405 under the Securities Act. Under this shelf registration process, we and any selling securityholders may offer and sell from time to time in one or more offerings the securities described in this prospectus.

        This prospectus provides you with a general description of our securities. Each time we or any selling securityholders sell securities pursuant to this prospectus, we and the selling securityholders will provide a prospectus supplement, which will be delivered with this prospectus, that will contain specific information about the offering and the terms of the particular securities offered. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add to, update or change information contained in this prospectus. To the extent that any statement that we or any selling securityholders make in a prospectus supplement or incorporate by reference from a future SEC filing is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or such incorporated document. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We and the selling securityholders may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our securities. You should carefully read this prospectus, any applicable prospectus supplement and any relevant free writing prospectus, together with the information incorporated herein by reference, prior to making any decision regarding an investment in our securities.

        You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us and the selling securityholders with the SEC. We have not, and no selling securityholder has, authorized anyone to provide you with different information. We are not, and no selling securityholder is, making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "Insmed", the "Company", "we", "us" and "our" refer to Insmed Incorporated, a Virginia corporation, together with its

i

consolidated subsidiaries. Insmed is a trademark of Insmed Incorporated. Our logos and trademarks are the property of Insmed. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties' trademarks or trade dress in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

ii

INSMED INCORPORATED

        We are a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. We were incorporated in the Commonwealth of Virginia on November 29, 1999. On December 1, 2010, we completed a business combination with Transave, Inc., a privately held New Jersey based company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site specific treatment of serious lung diseases.

        Our lead product candidate is amikacin liposome inhalation suspension (formerly known as liposomal amikacin for inhalation), which is in late-stage development for adult patients with treatment refractory nontuberculous mycobacteria lung disease caused by Mycobacterium avium complex, a rare and often chronic infection that can cause irreversible lung damage and which can be fatal. Our earlier clinical-stage pipeline includes INS1007 and INS1009. INS1007 is a novel oral, reversible inhibitor of dipeptidyl peptidase 1, an enzyme responsible for activating neutrophil serine proteases, which are implicated in the pathology of chronic inflammatory lung diseases, such as non-cystic fibrosis bronchiectasis. INS1009 is an inhaled nanoparticle formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension. Our principal executive offices are located at 10 Finderne Avenue, Building 10, Bridgewater, NJ 08807, and our telephone number is (908) 977-9900. Our Internet address is www.insmed.com. The information on our web site is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable supplement.

RISK FACTORS

        An investment in our securities involves risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under "Risk Factors" in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in any applicable prospectus supplement. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Each of these risks could materially and adversely affect our business, results of operations and financial condition, resulting in a decline in the trading price of our common stock and a complete or partial loss of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. "Forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "potential," "continues," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.

        Forward-looking statements are based on our current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following:

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  risks that the full six-month data from the CONVERT study (the "CONVERT study" or the "212 study") or subsequent data from the remainder of the study's treatment and off-treatment phases will not be consistent with the top-line six-month results of the study;

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  uncertainties in the research and development of our existing product candidates, including due to delays in data readouts, such as the full data from the 212 study, patient enrollment and retention or failure of our preclinical studies or clinical trials to satisfy pre-established endpoints, including secondary endpoints in the 212 study and endpoints in the 212 extension study (the "312 study");

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  risks that subsequent data from the 312 study will not be consistent with the interim results;

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  failure to obtain, or delays in obtaining, regulatory approval from the U.S. Food and Drug Administration, Japan's Ministry of Health, Labour and Welfare, Japan's Pharmaceuticals and Medical Devices Agency, the European Medicines Agency, and other regulatory authorities for our product candidates or their delivery devices, such as the eFlow Nebulizer System, including due to insufficient clinical data, selection of endpoints that are not satisfactory to regulators, complexity in the review process for combination products or inadequate or delayed data from a human factors study required for U.S. regulatory approval;

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  failure to maintain regulatory approval for our product candidates, if received, due to a failure to satisfy post-approval regulatory requirements, such as the submission of sufficient data from confirmatory clinical studies;

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  safety and efficacy concerns related to our product candidates;

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  lack of experience in conducting and managing preclinical development activities and clinical trials necessary for regulatory approval, including the regulatory filing and review process;

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  failure to comply with extensive post-approval regulatory requirements or imposition of significant post-approval restrictions on our product candidates by regulators;

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  uncertainties in the rate and degree of market acceptance of product candidates, if approved;

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  inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of our product candidates, if approved;

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  inaccuracies in our estimates of the size of the potential markets for our product candidates or limitations by regulators on the proposed treatment population for our product candidates;

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  failure of third parties on which we are dependent to conduct our clinical trials, to manufacture sufficient quantities of our product candidates for clinical or commercial needs, including our raw materials suppliers, or to comply with our agreements or laws and regulations that impact our business;

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  inaccurate estimates regarding our future capital requirements, including those necessary to fund our ongoing clinical development, regulatory and commercialization efforts as well as milestone payments or royalties owed to third parties;

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  failure to develop, or to license for development, additional product candidates, including a failure to attract experienced third-party collaborators;

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  uncertainties in the timing, scope and rate of reimbursement for our product candidates;

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  changes in laws and regulations applicable to our business and failure to comply with such laws and regulations;

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  inability to repay our existing indebtedness or to obtain additional capital when needed on desirable terms or at all;

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  failure to obtain, protect and enforce our patents and other intellectual property and costs associated with litigation or other proceedings related to such matters;

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  restrictions imposed on us by license agreements that are critical for our product development, including our license agreements with PARI Pharma GmbH and AstraZeneca AB, and failure to comply with our obligations under such agreements;

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  competitive developments affecting our product candidates and potential exclusivity related thereto;

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  the cost and potential reputational damage resulting from litigation to which we are a party, including, without limitation, the class action lawsuit pending against us;

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  loss of key personnel;

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  lack of experience operating internationally; and

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  risks that the net proceeds from our offerings of our securities are not spent as currently intended or in ways that enhance the value of your investment in our securities.

        We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Any forward-looking statement is based on information current as of the date of this prospectus and speaks only as of the date on which such statement is made. Actual events or results may differ materially from the results, plans, intentions or expectations anticipated in these forward-looking statements as a result of a variety of factors, many of which are beyond our control. More information on factors that could cause actual results to differ materially from those anticipated are described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated from time to time in our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, including any applicable prospectus supplement. We disclaim any obligation, except as specifically required by law, and the rules of the SEC, to publicly update or revise any such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in such forward-looking statements.

        You should read this prospectus, the registration statement of which this prospectus forms a part, the documents incorporated by reference herein, and any applicable prospectus supplement in their entirety and with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of our securities offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        To date, the amount of our fixed charges has exceeded our earnings. The following table sets forth our historical ratios of earnings to fixed charges for the period indicated, and should be read in conjunction with the consolidated financial statements and accompanying notes incorporated by reference into this prospectus.

						Nine Months Ended September 30, 2017
	Year Ended December 31,
	2012	2013	2014	2015	2016
Ratio of earnings (loss) to fixed charges(1)	—	—	—	—	—	—

(1)
Earnings were inadequate to cover fixed charges for the years ended December 31, 2012, 2013, 2014, 2015 and 2016 by $41.4 million, $57.5 million, $89.7 million, $120.2 million and $176.3 million, respectively, and for the nine months ended September 30, 2017, by $127.7 million.

        The deficiency of earnings available to cover fixed charges has been computed on a consolidated basis. "Earnings" consist of loss from continuing operations before income taxes, plus fixed charges and amortization of capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to debt and an estimate of the interest component of rent expense.

        As of the date of this prospectus, we have no shares of preferred stock outstanding and, consequently, our ratio of combined fixed charges and preference dividends to earnings is the same as our deficiency of earnings available to cover fixed charges as disclosed above.

DESCRIPTION OF COMMON STOCK

        The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, our Articles of Incorporation, as amended (the "Articles of Incorporation"), our Amended and Restated Bylaws (the "Bylaws") and applicable provisions of the Virginia Stock Corporation Act ("VSCA"). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

General

        Under our Articles of Incorporation, we have authority to issue 500,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2017, there were 76,610,508 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividend Rights

        Subject to the rights of the holders of any of our preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. As of the date of this prospectus, we have not declared or paid any dividends on our shares of common stock, and there were no shares of preferred stock outstanding, although our board of directors is authorized to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of our common stock.

Rights Upon Liquidation

        In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.

Voting Rights

        Holders of our common stock are entitled to one vote per share and will have the exclusive power to vote on all matters presented to our shareholders, including the election of directors, except as otherwise provided by the VSCA and subject to the rights of the holders of any of our preferred stock then outstanding. An election of directors by our shareholders will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election, although we have recently adopted a director resignation policy applicable to director nominees in uncontested elections. Our Articles of Incorporation do not provide for cumulative voting. In accordance with our Articles of Incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year at our annual meeting of shareholders.

        Subject to certain exceptions set forth in the VSCA, matters other than the election of directors generally will be approved if the votes cast by our shareholders favoring the action exceed the votes cast opposing the action. Subject to the rights of the holders of any of our preferred stock then outstanding, however, the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single group, will be required to take the following actions:

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  remove a director, which may only be done for cause; and

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  alter, amend, repeal, or adopt any provision inconsistent with, the provisions of (1) our Articles of Incorporation that provide for a classified board, director removal only for cause, filling of newly created or vacant directorships, or bylaw amendments or (2) our Bylaws.

Other Rights

        Holders of our common stock will have no preference, appraisal or exchange rights, except for any appraisal rights provided by the VSCA. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Investor Communication Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "INSM."

DESCRIPTION OF DEBT SECURITIES

        We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities will be our direct obligations, either secured or unsecured, and may include convertible debt securities. The debt securities may be our senior, senior subordinated or subordinated obligations. The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee, which we may amend or supplement from time to time. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time. The indenture will be qualified under the Trust Indenture Act of 1939, as amended.

        The following summary of the material provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture and certificate evidencing the applicable debt securities. Therefore, you should carefully consider the form of indenture that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words "we," "us" or "our" refer only to Insmed Incorporated and not to our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

General

        Debt securities may be issued in one or more series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indenture. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:

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  the title of the debt securities;

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  the offering price;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the aggregate principal amount that may be issued;

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  the person to whom any interest on a debt security will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest;

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  the date or dates on which the principal of any debt securities is payable;

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  the interest rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record date for any such interest payable on any interest payment date (or the method of determining the dates or rates);

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option and, if other than by a resolution of the board of directors, the manner in which any election by us to redeem the debt securities will be evidenced;

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  the obligation, if any, of ours to redeem or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities will be redeemed or repurchase, in whole or in part, pursuant to such obligation;

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  if other than in denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities will be issuable;

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  if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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  if other than U.S. currency, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable and the manner of determining the equivalent thereof in U.S. currency for any purpose, and whether we or a holder may elect payment to be made in a different currency;

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  if the principal of or any premium or interest on the debt securities is to be payable, at our election or a holder, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units that the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

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  if other than the entire principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of maturity thereof;

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  if the principal amount payable at stated maturity of the debt securities will not be determinable as of any one or more dates prior to stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof that will be due and payable upon maturity other than the state maturity or that will be deemed to be outstanding as of any date prior to the stated maturity (or, in each case, the manner that such amount deemed to be the principal amount will be determined);

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  if applicable, whether the debt securities will be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities and, if other than by a resolution of the board of directors, the manner in which any election by us to defease such debt securities will be evidenced;

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  if applicable, the terms of any right or obligation to convert or exchange debt securities, including, if applicable, the conversion or exchange rate or price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of a holder or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

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  whether or not the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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  the forms of the debt securities and whether the debt securities will be issuable in whole or in part in the form of one or more global securities, and if so, the respective depositaries for such global securities, the form of any legend or legends that will be borne by any such global securities in addition to or in lieu of that set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of the persons other than the depositary for such global security or a nominee thereof;

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  any deletion of, addition to or change in the events of default which applies to the debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

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  any deletion of, addition to or change in the covenants set forth in the indenture which apply to the debt securities;

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  any authenticating agents, paying agents, security registrars or such other agents necessary in connection with the issuance of the debt securities, including exchange rate agents and calculations agents;

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  if applicable, any terms of any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

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  if applicable, the terms of any guaranties for the debt securities and any circumstances under which there may be additional obligors on the debt securities; and

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  any other terms of such debt securities.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending a notice of redemption and ending at the close of business on the day of sending such notice; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be delivered to the depositary or nominee or custodian;

  •
  bear any required legends; and

  •
  constitute a single debt security.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in the applicable prospectus supplement has occurred permitting or requiring the issuance of any such security.

Conversion or Exchange

        If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include, as applicable, the conversion or exchange price or rate, the conversion or exchange period, provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Payment and Paying Agents

        Unless otherwise indicated in the prospectus supplement applicable to a series of debt securities, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check or by wire transfer to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in the prospectus supplement applicable to a series of debt securities. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; and

  •
  at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        We will set forth in the prospectus supplement any financial or restrictive covenants applicable to any issue of a particular series of debt securities.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease all or substantially all our properties and assets to, any entity, unless:

  •
  the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

  •
  the successor entity assumes our obligations under the debt securities and the applicable indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met regarding our delivery of our officer's certificate and opinion of counsel to trustee.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into, sell or transfer all or part of its properties to us.

Events of Default

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indenture:

  (1)
  we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

  (2)
  we fail to pay principal of or any premium on any debt security of that series when due;

  (3)
  we fail to perform, or breach, any other covenant or warranty in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

  (4)
  certain bankruptcy, insolvency or reorganization events with respect to us.

        Additional or different events of default applicable to a series of debt securities may be described in the prospectus supplement for that series. An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities.

        Within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series that is known to a responsible officer of the trustee, the trustee will give the holders of the debt securities of such series notice of such default as and to the extent provided by the Trust Indenture Act.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interests of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (4) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        If an event of default described in clause (4) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act as a prudent person during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee indemnity reasonably satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

  (1)
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (2)
  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee and have offered to the trustee security or indemnity reasonably satisfactory to the trustee to institute the proceeding; and

  (3)
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) immediately above.

        To the extent any debt securities are outstanding, we will furnish the trustee an annual statement as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indenture for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants and/or events of default;

  •
  making certain changes to facilitate the issuance of the debt securities;

  •
  securing the debt securities, including provisions relating to the release or substitution of collateral;

  •
  providing for guaranties of, or additional obligors on, the debt securities;

  •
  providing for a successor trustee or additional trustees;

  •
  curing any ambiguities, defects or inconsistencies;

  •
  conforming the terms to the description of the terms of the securities in an offering memorandum, prospectus supplement or other offering document;

  •
  any other changes that do not adversely affect the rights or interest of any holder;

  •
  complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; and

  •
  complying with the applicable procedures of the applicable depositary.

        However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date of such debt security;

  •
  reduce the percentage in principal amount of outstanding securities of any series required for the consent of holders for any supplemental indenture or for any waiver provided for in the indenture;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except:

  •
  a default in the payment of the principal of or any premium or interest on any debt security of that series as and when the same will become due and payable by the terms thereof, otherwise than by acceleration; or

  •
  in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding security of such series affected by such default.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations under the debt securities of any series that have matured or will mature or be redeemed within one year, subject to limited exceptions, if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        The indenture contains a provision that permits us to elect either or both of the following:

  •
  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities and satisfy certain other conditions described in the indenture. This amount may be deposited in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As one of the conditions to either of the above elections, for debt securities denominated in U.S. dollars, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        "Foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

  •
  any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

        "U.S. government obligations" means:

  (1)
  any security which is:

  •
  a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, which is not callable or redeemable at the option of the issuer thereof or

  •
  an obligation of a person controlled or supervised by or acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which is not callable or redeemable at the option of the issuer thereof; and

  (2)
  any depository receipt issued by a bank as custodian with respect to any U.S. government obligation specified in the two bullet points above and held by such bank for the account of the holder of such deposit any receipt, or with respect to any specific payment of principal of or interest on any U.S. government obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Notices

        Notices to holders will be delivered in person, mailed by first-class mail (registered or certified, return receipt requested), sent by facsimile transmission, email or overnight air courier guaranteeing next day delivery. If any debt securities are in the form of global securities, notices will be sent in accordance with the applicable rules and procedures of the depositary.

Governing Law; Wavier of Jury Trial; Jurisdiction

        The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.

        The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

        The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture, the securities or the transactions contemplated thereby may be instituted in the Federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by any method permitted under the indenture (to the extent allowed under any applicable statute or rule of court) to such party's address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

No Personal Liability of Directors, Officers, Employees and Shareholders

        No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness, under the debt securities, the indenture, or in any board resolution, officer's certificate or supplemental indenture. The indenture provides that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indenture and the issuance of the debt securities.

Regarding the Trustee

        The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indenture.

        The indenture will limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

SELLING SECURITYHOLDERS

        Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as "selling securityholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We and any selling securityholders may sell the securities registered pursuant to this prospectus in the following ways:

  •
  to or through underwriters;

  •
  to or through dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any of the foregoing methods.

        We and any selling securityholders reserve the right to sell directly to or exchange our securities directly with investors on our own behalf in those jurisdictions where we are authorized to do so.

        We and any selling securityholders may distribute such securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We and any selling securityholders, or the purchasers of the securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of the securities. Underwriters may sell our securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our securities as a principal and may then resell such securities at varying prices to be determined by the dealer.

        We and any selling securityholders will name any underwriter, dealer or agent involved in the offer and sale of securities in the applicable prospectus supplement. In addition, we and any selling securityholders will describe in the applicable prospectus supplement the public offering or purchase price and the proceeds we and any selling securityholders will receive from the sale of our securities, any compensation we and any selling securityholders will pay to underwriters, dealers or agents in connection with such offering of our securities, any discounts, concessions or commissions allowed or re-allowed by underwriters to participating dealers, and any exchanges on which our securities will be listed. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and any selling securityholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We and any selling securityholders may also agree to contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. We and any selling securityholders may grant underwriters who participate in the distribution of the securities being registered pursuant to this prospectus an option to purchase additional securities in connection with a subsequent distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

        To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Such transactions may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we and any selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional securities, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing such securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Should these transactions be undertaken, they may be discontinued at any time.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the legality of the securities being offered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, D.C. and/or Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov. We maintain a website at www.insmed.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We have filed with the SEC a registration statement under the Securities Act with respect to the securities registered pursuant hereto. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. For further information with respect to us and the securities registered pursuant to this prospectus, you should review the registration statement, the applicable prospectus supplement, the information incorporated herein and therein, and the exhibits included herein and therein.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below (File No. 000-30739) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this registration statement and, in the case of any particular offering of our securities, the date such offering is terminated:

  •
  Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017;

  •
  Current Reports on Form 8-K, filed with the SEC on May 19, 2017, May 22, 2017, and September 11, 2017; and

  •
  Description of our common stock contained in our registration statement on Form 8-A, dated June 1, 2000, including any amendment or report subsequently filed for the purpose of updating such description.

        Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and information that we subsequently file with the SEC will automatically update and supersede the information herein to the extent inconsistent herewith. This means that it is important to review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference has been modified or superseded.

        You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following telephone number or address:

Insmed Incorporated
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
Attention: Christine Pellizzari, General Counsel and Corporate Secretary
(908) 977-9900

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses (other than underwriting discounts and commissions), payable by us in connection with the registration of the securities being registered hereby.

Amount to Be Paid
SEC registration fee	$	*
Nasdaq Listing Fee		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent fees		**
Printing and engraving expenses		**
Miscellaneous		**
Total	$	**

*
Omitted because, in accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities registered by this prospectus.

**
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities cannot currently be estimated.

Item 15.    Indemnification of Directors and Officers

        The VSCA permits, and our Articles of Incorporation require, indemnification of our directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under the VSCA, a Virginia corporation is generally authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Our Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

        The VSCA presently permits, if authorized in a Virginia corporation's articles of incorporation or shareholder-approved bylaws, the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. As permitted by the VSCA, our Articles of Incorporation provide that no director or officer of the Company shall be liable to us or our shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Certain directors and officers have been granted contractual indemnification rights under separate indemnification agreements with us, pursuant to which they will be entitled to indemnification from us under certain circumstances. Additionally, the employment agreements we have entered into with our executive officers provide for indemnification to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by the executive officer in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, and to which the executive officer was or is a party or is threatened to be made a party by reason of the fact that he or she is or was an officer, employee or agent of the Company, or by reason of anything done or not done by him or her in any such capacity or capacities, provided that such executive officer acted in good faith, in a manner that was not grossly negligent or that constituted willful misconduct and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We also carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 16.    Exhibits

EXHIBIT INDEX

Exhibit Number	Description
**1.1	Form of Underwriting Agreement.
3.1
Articles of Incorporation of Insmed Incorporated, as amended through June 14, 2012 (incorporated by reference from Exhibit 3.1 to Insmed Incorporated's Annual Report on Form 10-K filed on March 18, 2013).
3.2	Amended and Restated Bylaws of Insmed Incorporated (incorporated by reference from Exhibit 3.1 to Insmed Incorporated's Quarterly Report on Form 10-Q filed on August 6, 2015).
*4.1	Form of Indenture.
**4.2	Form of Debt Security.
*5.1	Opinion of Hunton & Williams LLP, counsel to the registrant
*5.2	Opinion of Covington & Burling LLP, counsel to the registrant.
*12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges for the Years Ended December 31, 2012, 2013, 2014, 2015 and 2016, and the Nine Months Ended September 30, 2017.
*23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
*23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1).
*23.3	Consent of Covington & Burling LLP (included in Exhibit 5.2).
24.1	Power of Attorney (previously filed as Exhibit 24.1).
*24.2	Power of Attorney for Paolo Tombesi.
*25.1	Statement of Eligibility of Wells Fargo Bank, National Association on Form T-1.

*
Filed herewith.

**
To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on January 22, 2018.

INSMED INCORPORATED
By:	/s/ WILLIAM H. LEWIS William H. Lewis President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following individuals in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM H. LEWIS William H. Lewis	President and Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2018
* Paolo Tombesi	Chief Financial Officer (Principal Financial and Accounting Officer)	January 22, 2018
* Donald Hayden, Jr.	Chairman of the Board of Directors	January 22, 2018
* Alfred F. Altomari	Director	January 22, 2018
* David R. Brennan	Director	January 22, 2018
* Steinar J. Engelsen M.D.	Director	January 22, 2018
* David W. J. McGirr	Director	January 22, 2018

Signature		Title	Date

* Myrtle Potter		Director	January 22, 2018
* Melvin Sharoky, M.D.		Director	January 22, 2018
*By	/s/ WILLIAM H. LEWIS William H. Lewis Attorney-in-fact		January 22, 2018